Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement No. 333-259430 on Form S-8 of our report dated March 1, 2022, relating to the financial statements of The Beauty Health Company and its consolidated subsidiaries, appearing in this Annual Report on Form 10-K for the year December 31, 2021.

/s/ Deloitte & Touche LLP

Los Angeles, California

March 1, 2022